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As filed with the Securities and Exchange Commission on June 25, 2007

Registration No. 333-141682

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
To
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUARK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	94-3192416 (I.R.S. Employer Identification Number)

6501 Dumbarton Circle
Fremont, CA 94555
(510) 402-4020
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel Zurr, Ph.D.
Chief Executive Officer
6501 Dumbarton Circle
Fremont, CA 94555
(510) 402-4020
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq. Robert J. Brigham, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000	Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Pre-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-141682) of Quark Pharmaceuticals, Inc. is being filed solely for the purpose of (a) amending "Part II—Item 16. Exhibits and Financial Statement Schedules" and "Part II—Exhibit Index" and (b) filing herewith Exhibits 1.1, 4.2, 5.1, 23.2 and Exhibits 10.21 and 10.26, the omitted portions of which have been filed separately with the U.S. Securities and Exchange Commission in connection with the request for confidential treatment of such omitted portions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the NASDAQ Global Market filing fee.

Amount to be Paid
SEC Registration Fee	$2,648
NASD Filing Fee	9,125
NASDAQ Global Market Filing Fee	100,000
Blue Sky Qualification Fees And Expenses	15,000
Printing and Engraving Expenses	300,000
Legal Fees and Expenses	1,100,000
Accounting Fees and Expenses	450,000
Transfer Agent and Registrar Fees and Expenses	25,000
Miscellaneous Expenses	248,227

Total	$2,250,000

Item 14. Indemnification of Directors and Officers.

        We are incorporated under the laws of the State of California. Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the California Corporations Code provides that this limitation on liability has no effect on a director's liability (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (b) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (c) for any transaction from which a director derived an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (f) under Section 310 of the law (concerning contracts or transactions between the corporation and a director), or (g) under Section 316 of the law (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director's fiduciary duty to us or our shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of Quark.

        In accordance with Section 317, our articles of incorporation eliminate the liability of each of our directors for monetary damages to the fullest extent permissible under California law. Our articles of incorporation further authorize us to provide indemnification to our agents (including our officers and directors), subject to the limitations set forth above. The articles of incorporation and our amended and restated bylaws further provide for indemnification of our officers and directors to the maximum extent permitted by California law, and also permit the indemnification of other corporate agents to the maximum extent permitted by California law at the discretion of our Board of Directors. Additionally, we maintain insurance policies which insure our officers and directors against certain liabilities.

        The foregoing summaries are necessarily subject to the complete text of the California Corporations Code, our articles of incorporation, our amended and restated bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

        As permitted by the California Corporations Code, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Quark or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

        We plan to enter into an underwriting agreement which provides that the underwriters are obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

ITEM 15. Recent Sales of Unregistered Securities.

        The following list sets forth information regarding all unregistered securities sold by us since our inception through May 23, 2007 and gives effect to a 2.9-for-1 reverse split of our outstanding shares of common stock which became effective June 4, 2007. The shares of preferred stock described below were not recombined under the reverse stock split. However, the conversion ratios of the preferred shares will adjust automatically under provisions contained in our amended and restated articles of incorporation and will give effect to the reverse split upon the conversion of the preferred shares into common shares at the completion of this offering.

        (1)   We have granted options under our 1994 Stock Option Plan, to purchase 389,644 post-split shares of common stock to our employees, directors, and consultants, having exercise prices ranging from $0.00029 to $1.16 per share. Of these, options to purchase 336,199 shares of common stock have been exercised for aggregate consideration of $162,072.50, at exercise prices ranging from $0.00029 to $1.16 per share.

        (2)   We have granted options under our 1997 Stock Plan, to purchase 1,237,760 post-split shares of common stock to our employees, directors, and consultants, having exercise prices ranging from $1.16 to $17.40 per share. Of these, options to purchase 26,906 shares of common stock have been exercised for aggregate consideration of $67,301.50, at exercise prices ranging from $1.16 to $17.40 per share.

        (3)   We have granted options under our 2003 Israeli Stock Plan, to purchase 168,644 post-split shares of common stock to our Israeli employees, directors, and consultants, with an exercise price of $5.80 per share. Of these, options to purchase 1,724 shares of common stock have been exercised for aggregate consideration of $10,000.00.

        (4)   On March 19, 2007, we granted options under our 2007 Equity Incentive Plan, to purchase 1,040,939 post-split shares of common stock to our employees and consultants, at exercise prices ranging from $2.175 to $7.975.

        (5)   On January 14, 1994, we issued and sold 1,724,137 post-split shares of our common stock to one of our founders and executive officers for $500.00.

        (6)   On January 14, 1994, we issued and sold 206,896 post-split shares of our common stock to one of our founders and executive officers for $60.00.

        (7)   On January 14, 1994, we issued and sold 112,068 post-split shares of our common stock to one of our founders and executive officers for $32.50.

        (8)   On January 14, 1994, we issued and sold 232,758 post-split shares of our common stock to one of our founders and executive officers for $67.50.

        (9)   On January 14, 1994, we issued and sold 344 post-split shares of our common stock to one of our executive officers for $0.10.

        (10) On February 18, 1994, we issued and sold an aggregate of 645,000 shares of our Series A preferred stock (222,409 shares of common stock on an as-converted, post-split basis) to a total of 11 accredited investors for aggregate consideration of $806,250.00.

        (11) On March 14, 1994, we issued and sold an aggregate of 543,000 shares of our Series A preferred stock (166,547 shares of common stock on an as-converted, post-split basis) to a total of 14 accredited investors for aggregate consideration of $678,750.00.

        (12) On March 31, 1994, we issued and sold an aggregate of 132,000 shares of our Series A preferred stock (45,514 shares of common stock on an as-converted, post-split basis) to a total of 6 accredited investors for aggregate consideration of $165,000.00.

        (13) On May 3, 1994, we issued and sold 40,000 shares of our Series A preferred stock (13,793 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $50,000.00.

        (14) On June 1, 1995, we issued and sold 4,000,000 shares of our Series B preferred stock (1,379,310 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $5,000,000.00.

        (15) On August 30, 1995, we issued and sold an aggregate of 266,824 shares of our Series B preferred stock (75,829 shares of common stock on an as-converted, post-split basis) to a total of 8 accredited investors for aggregate consideration of $333,530.00.

        (16) On October 3, 1996, we issued and sold 1,375,000 shares of our Series C preferred stock (474,137 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $5,500,000.00.

        (17) On December 31, 1996, we issued and sold an aggregate of 68,692 shares of our Series C preferred stock (23,683 shares of common stock on an as-converted, post-split basis) to a total of 7 accredited investors for aggregate consideration of $274,768.00.

        (18) On May 30, 1997, we issued and sold 125,000 shares of our Series C preferred stock (43,103 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $500,000.00.

        (19) On August 28, 1997, we issued and sold 5,000,000 shares of our Series D preferred stock (1,724,137 shares of common stock on an as-converted, post-split basis) and issued a warrant to purchase up to 4,125,000 shares of our Series D preferred stock (1,422,413 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $20,000,000.00.

        (20) On September 9, 1997, we issued and sold 439,413 shares of our Series D preferred stock (151,521 shares of common stock on an as-converted, post-split basis) and issued a warrant to purchase up to 410,940 shares of our Series D preferred stock (141,703 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $1,757,652.00.

        (21) On December 17,1999, we issued and sold 2,034,588 shares of our Series E preferred stock (701,582 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $20,000,000.00.

        (22) On May 26, 2000, we issued and sold an aggregate of 16,232 shares of our Series E preferred stock (5,594 shares of common stock on an as-converted, post-split basis) to a total of 6 accredited investors for aggregate consideration of $159,569.56.

        (23) On March 27, 2001 we issued and sold an aggregate of 458,333 shares of our Series F preferred stock (158,044 shares of common stock on an as-converted, post-split basis) to a total of 2 accredited investors for aggregate consideration of $5,499,996.00.

        (24) On April 12, 2001 we issued and sold an aggregate of 335,434 shares of our Series F preferred stock (115,666 shares of common stock on an as-converted, post-split basis) to a total of 2 accredited investors for aggregate consideration of $4,025,208.00.

        (25) On June 25, 2001 we issued and sold 250,000 shares of our Series F preferred stock (86,206 shares of common stock on an as-converted, post-split basis) to 1 accredited investor for $3,000,000.00.

        (26) On September 30, 2001 we issued and sold an aggregate of 99,997 shares of our Series F preferred stock (34,977 shares of common stock on an as-converted, post-split basis) to a total of 7 accredited investors for aggregate consideration of $1,199,964.00.

        (27) On December 27, 2005, we issued and sold an aggregate of 7,342,646 shares of our Series G preferred stock (2,531,945 shares of common stock on an as-converted, post-split basis) and issued warrants to purchase up to 1,468,528 shares of our common stock (506,388 shares of common stock on a post-split basis) to a total of 4 accredited investors for aggregate consideration of $10,499,983.78.

        (28) On February 24, 2006, we issued and sold an aggregate of 1,923,086 shares of our Series G preferred stock (663,132 shares of common stock on an as-converted, post-split basis) and issued warrants to purchase up to 384,617 shares of our common stock (132,625 shares of common stock on a post-split basis) to a total of 3 accredited investors for aggregate consideration of $2,750,012.98.

        (29) On May 1, 2006, we issued and sold an aggregate of 1,223,779 shares of our Series G preferred stock (421,991 shares of common stock on an as-converted, post-split basis) and issued warrants to purchase up to 244,755 shares of our common stock (84,396 shares of common stock on a post-split basis) to a total of 3 accredited investors for aggregate consideration of $1,750,003.97.

        The offers, sales and issuances of the securities described in Item 15(1) through 15(4) were exempt from registration under the Securities Act under Rule 701 in that the transactions were under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or consultants and received the securities under our 2007 Equity Incentive Plan, 1997 Stock Plan, 2003 Israeli Stock Option Plan or 1994 Stock Option Plan. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions had adequate access, through employment or business relationships, to information about us.

        The offers, sales, and issuances of the securities described in Items 15(5) through 15(29) were exempt from registration under the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
3.1*	Amended and Restated Articles of Incorporation of the Registrant, effective June 4, 2007.
3.2*	Amended and Restated Bylaws of the Registrant, as currently in effect.
4.1	Reference is made to exhibits 3.1 and 3.2.
4.2	Specimen Common Stock Certificate.
4.3*	Third Amended and Restated Investor Rights Agreement, dated as of December 27, 2005, by and between the Registrant and the persons and entities named therein.
4.4*	Amendment No. 1 to Third Amended and Restated Investor Rights Agreement of the Registrant.
4.5*	Form of Series D Preferred Stock Purchase Warrant of Registrant.
5.1	Opinion of Cooley Godward Kronish LLP.
10.1*#	Form of Indemnification Agreement between the Registrant and its officers and directors.
10.2*#	Employment Agreement, dated as of January 1, 2002, by and between the Registrant and Daniel Zurr.
10.3*#	Employment Agreement, dated as of January 1, 2002, by and between QBI Enterprises, Ltd. and Daniel Zurr.
10.4*#	Employment Agreement, dated as of September 14, 1997, by and between QBI Enterprises, Ltd. and Smadar Samira Shakked.
10.5*#	Employment Agreement, dated as of November 13, 2006, by and between the Registrant and Smadar Samira Shakked.
10.6*#	Employment Agreement, dated as of May 10, 2007, by and between QBI Enterprises, Ltd. and Rami Skaliter.
10.7*#	Employment Agreement, dated as of May 10, 2007, by and between QBI Enterprises, Ltd. and Juliana Friedmann.

10.8*#	Employment Agreement, dated as of March 7, 2007, by and between QBI Enterprises, Ltd. and Yaron Garmazi.
10.9*#	Employment Agreement, dated as of March 9, 2003, by and between Registrant and Shai Erlich.
10.10*#	Amendment to Employment Agreement, dated as of March 29, 2007, by and between QBI Enterprises, Ltd. and Yaron Garmazi.
10.11*#	1997 Stock Plan.
10.12*#	1997 Stock Option Plan for Israeli Employees.
10.13*#	Form of Option Agreement and Form of Option Grant Notice under the 1997 Stock Plan.
10.14*#	Form of Option Agreement and Form of Option Grant Notice under the 1997 Stock Plan for Israeli Employees.
10.15*#	2003 Stock Option Plan for Israeli Employees.
10.16*#	Form of Option Agreement and Form of Option Grant Notice under the 2003 Israeli Stock Option Plan.
10.17*#	2007 Equity Incentive Plan.
10.18*#	Form of Stock Option Agreement and Form of Option Grant Notice under the 2007 Equity Incentive Plan.
10.19*	Lease Agreement, dated September 8, 2006, by and between the Registrant and John Arrillaga, Trustee and Richard T. Peery, Trustee.
10.20*	Lease Contract, dated December 15, 1995, by and between the Registrant and Kiryat Weizmann Science Park Ltd.
10.21‡	Exclusive License Agreement, dated September 3, 1999, by and between the Registrant and The Board of Trustees of The University of Illinois.
10.22*‡	Collaboration Agreement, dated as of December 6, 2004, by and among the Registrant, QBI Enterprises, Ltd., and Atugen AG.
10.23*‡	License Agreement, dated as of December 17, 2004, by and between Registrant and Sanwa Kagaku Kenkyusho Co., Ltd.
10.24*‡	Option and License Agreement, dated as of April 19, 2005, by and among the Registrant, QBI Enterprises, Ltd., and Atugen AG.
10.25*‡	Amendment to Collaboration Agreement, dated as of May 25, 2006, by and among the Registrant, QBI Enterprises, Ltd., and Atugen AG.
10.26‡	Deed of Amendment and Option, dated as of September 25, 2006, by and among the Registrant, Atugen AG, QBI Enterprises, Ltd., and Pfizer Inc.
10.27*‡	License Agreement, dated as of September 25, 2006, by and between Registrant and Pfizer Inc.
10.28*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.
10.29*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.
10.30*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.

10.31*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.
10.32*‡	First Amendment to the License Agreement between the Board of Trustees of The University of Illinois and the Registrant, dated March 23, 2007.
10.33*#	Employment Agreement, dated as of February 21, 2007, by and between the Registrant and Gavin Samuels, M.D.
10.34*#	Amendment to Employment Agreement, dated as of March 29, 2007, by and between the Registrant and Gavin Samuels, M.D.
10.35*#	2007 Employee Stock Purchase Plan.
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).
23.3*	Consent of Empire Valuation Consultants, LLC.
24.1*	Power of Attorney.
24.2*	Power of Attorney of Howard T. Slayen.

*
Previously filed.

#
Indicates management contract or compensatory plan.

‡
Confidential treatment has been requested with respect to certain portions of this exhibit. The redacted portions have been filed separately with the SEC as required by Rule 406 of Regulation C.

(b)
Financial Statement Schedules.

        No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

        The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by referenced into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 25th day of June, 2007.

QUARK PHARMACEUTICALS, INC.
By:	/s/ DANIEL ZURR Daniel Zurr, Ph.D. President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DANIEL ZURR DANIEL ZURR, PH.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2007
/s/ YARON GARMAZI YARON GARMAZI	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2007
* PHILIP B. SIMON	Chairman of the Board	June 25, 2007
* JOSEPH RUBINFELD, PH.D.	Vice-Chairman of the Board	June 25, 2007
* STEVEN B. FINK	Director	June 25, 2007
* HOWARD T. SLAYEN	Director	June 25, 2007
* TOMOMI OKAMOTO	Director	June 25, 2007
*By:	/s/ YARON GARMAZI Yaron Garmazi Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
3.1*	Amended and Restated Articles of Incorporation of the Registrant, effective June 4, 2007.
3.2*	Amended and Restated Bylaws of the Registrant, as currently in effect.
4.1	Reference is made to exhibits 3.1 and 3.2.
4.2	Specimen Common Stock Certificate.
4.3*	Third Amended and Restated Investor Rights Agreement, dated as of December 27, 2005, by and between the Registrant and the persons and entities named therein.
4.4*	Amendment No. 1 to Third Amended and Restated Investor Rights Agreement of the Registrant.
4.5*	Form of Series D Preferred Stock Purchase Warrant of Registrant.
5.1	Opinion of Cooley Godward Kronish LLP.
10.1*#	Form of Indemnification Agreement between the Registrant and its officers and directors.
10.2*#	Employment Agreement, dated as of January 1, 2002, by and between the Registrant and Daniel Zurr.
10.3*#	Employment Agreement, dated as of January 1, 2002, by and between QBI Enterprises, Ltd. and Daniel Zurr.
10.4*#	Employment Agreement, dated as of September 14, 1997, by and between QBI Enterprises, Ltd. and Smadar Samira Shakked.
10.5*#	Employment Agreement, dated as of November 13, 2006, by and between the Registrant and Smadar Samira Shakked.
10.6*#	Employment Agreement, dated as of May 10, 2007, by and between QBI Enterprises, Ltd. and Rami Skaliter.
10.7*#	Employment Agreement, dated as of May 10, 2007, by and between QBI Enterprises, Ltd. and Juliana Friedmann.
10.8*#	Employment Agreement, dated as of March 7, 2007, by and between QBI Enterprises, Ltd. and Yaron Garmazi.
10.9*#	Employment Agreement, dated as of March 9, 2003, by and between Registrant and Shai Erlich.
10.10*#	Amendment to Employment Agreement, dated as of March 29, 2007, by and between QBI Enterprises, Ltd. and Yaron Garmazi.
10.11*#	1997 Stock Plan.
10.12*#	1997 Stock Option Plan for Israeli Employees.
10.13*#	Form of Option Agreement and Form of Option Grant Notice under the 1997 Stock Plan.
10.14*#	Form of Option Agreement and Form of Option Grant Notice under the 1997 Stock Plan for Israeli Employees.
10.15*#	2003 Stock Option Plan for Israeli Employees.
10.16*#	Form of Option Agreement and Form of Option Grant Notice under the 2003 Israeli Stock Option Plan.
10.17*#	2007 Equity Incentive Plan.
10.18*#	Form of Stock Option Agreement and Form of Option Grant Notice under the 2007 Equity Incentive Plan.
10.19*	Lease Agreement, dated September 8, 2006, by and between the Registrant and John Arrillaga, Trustee and Richard T. Peery, Trustee.

10.20*	Lease Contract, dated December 15, 1995, by and between the Registrant and Kiryat Weizmann Science Park Ltd.
10.21‡	Exclusive License Agreement, dated September 3, 1999, by and between the Registrant and The Board of Trustees of The University of Illinois.
10.22*‡	Collaboration Agreement, dated as of December 6, 2004, by and among the Registrant, QBI Enterprises, Ltd., and Atugen AG.
10.23*‡	License Agreement, dated as of December 17, 2004, by and between Registrant and Sanwa Kagaku Kenkyusho Co., Ltd.
10.24*‡	Option and License Agreement, dated as of April 19, 2005, by and among the Registrant, QBI Enterprises, Ltd., and Atugen AG.
10.25*‡	Amendment to Collaboration Agreement, dated as of May 25, 2006, by and among the Registrant, QBI Enterprises, Ltd., and Atugen AG.
10.26‡	Deed of Amendment and Option, dated as of September 25, 2006, by and among the Registrant, Atugen AG, QBI Enterprises, Ltd., and Pfizer Inc.
10.27*‡	License Agreement, dated as of September 25, 2006, by and between Registrant and Pfizer Inc.
10.28*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.
10.29*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.
10.30*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.
10.31*‡	License Agreement, dated as of September 26, 2006, by and between the Registrant and Alnylam Pharmaceuticals, Inc.
10.32*‡	First Amendment to the License Agreement between the Board of Trustees of The University of Illinois and the Registrant, dated March 23, 2007.
10.33*#	Employment Agreement, dated as of February 21, 2007, by and between the Registrant and Gavin Samuels, M.D.
10.34*#	Amendment to Employment Agreement, dated as of March 29, 2007, by and between the Registrant and Gavin Samuels, M.D.
10.35*#	2007 Employee Stock Purchase Plan.
21.1*	List of Subsidiaries of the Registrant.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).
23.3*	Consent of Empire Valuation Consultants, LLC.
24.1*	Power of Attorney.
24.2*	Power of Attorney of Howard T. Slayen.

*
Previously filed.

#
Indicates management contract or compensatory plan.

‡
Confidential treatment has been requested with respect to certain portions of this exhibit. The redacted portions have been filed separately with the SEC as required by Rule 406 of Regulation C.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX